Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated November 21, 2023, relating to the financial statements and financial highlights of the Funds indicated in the table below (the “Funds”), appearing in the Annual Reports on Form N-CSR of the Funds indicated in the table below for the year ended September 30, 2023.

Funds	Trust
MassMutual Blue Chip Growth Fund	MassMutual Select Funds
MassMutual Diversified Value Fund	MassMutual Select Funds
MassMutual Core Bond Fund	MassMutual Premier Funds
MassMutual Growth Opportunities Fund	MassMutual Select Funds
MassMutual Fundamental Value Fund	MassMutual Select Funds
MassMutual Strategic Bond Fund	MassMutual Select Funds

We also consent to the references to us under the headings (i) “Financial Highlights” in the Combined Information Statement/Prospectus, (ii) “Financial Statements” in the Statement of Additional Information, (iii) “Independent Registered Public Accounting Firm” and “Experts” included within Appendix A to the Statement of Additional Information, and (iv) “Independent Registered Public Accounting Firm” and “Experts” included within Appendix B to the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 2, 2024